Exhibit 99.77(c)

ITEM 77C – Matters Submitted to a Vote of Security Holders

1.            On July 28, 2015 a Special Meeting of Shareholders of VY® DFA World Equity Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the VY® DFA World Equity Portfolio and Voya Global Value Advantage Portfolio, providing for the reorganization of VY® DFA World Equity Portfolio with and into Voya Global Value Advantage Portfolio.

	Proposal		Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® DFA World Equity Portfolio	1	*	13,470,793.000	889,967.000	1,033,965.000	15,394,725.000

* The proposal passed.

2.            On July 28, 2015 a Special Meeting of Shareholders of VY® Franklin Templeton Founding Strategy Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the VY® Franklin Templeton Founding Strategy Portfolio and Voya Solution Moderately Aggressive Portfolio, providing for the reorganization of VY® Franklin Templeton Founding Strategy Portfolio with and into Voya Solution Moderately Aggressive Portfolio.

	Proposal		Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® Franklin Templeton Founding Strategy Portfolio	1	*	68,821,127.000	2,100,847.000	5,323,181.000	76,245,155.000

* The proposal passed.

3.            On July 29, 2015 a Special Meeting of Shareholders of VY® Franklin Mutual Shares Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the VY® Franklin Mutual Shares Portfolio and Voya Large Cap Value Portfolio, providing for the reorganization of VY® Franklin Mutual Shares Portfolio with and into Voya Large Cap Value Portfolio.

	Proposal		Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® Franklin Mutual Shares Portfolio	1	*	37,120,599.000	1,521,446.000	2,556,353.000	41,198,398.000

* The proposal passed.